UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

UNIFIRST CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-08504	04-2103460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UNF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, the Board of Directors (the “Board”) of UniFirst Corporation (the “Company”), upon the recommendation of our Nominating and Corporate Governance Committee, appointed Cecilia McKenney to the Board to serve as a Class III Director effective immediately.

Ms. McKenney, age 61, is the Senior Vice President and Chief Human Resources Officer at Quest Diagnostics Incorporated (“Quest”) (NYSE: DGX), a provider of diagnostic information services, a position she has held since 2018. Before that, she served in various roles at Frontier Communications (Nasdaq: FYBR), a communications services company, from 2006 to 2017, including Executive Vice President, Consumer Sales and Marketing from 2016 to 2017, Executive Vice President and Chief Customer Officer from 2015 to 2016, Executive Vice President, HR, Administrative Services and Frontier Secure from 2013 to 2015, Executive Vice President, HR and Call Center Sales and Services from 2008 to 2013 and Senior Vice President, HR from 2006 to 2008. Prior to Frontier Communications, Ms. McKenney held a number of positions at Pepsi Bottling Group from 1989 to 2005, rising to Group Vice President, Headquarters Human Resources. She currently serves on a number of non-profit boards, including for the Quest Diagnostics Foundation, Catholic Charities Archdiocese of New York and St. Joseph’s Health Foundation. Ms. McKenney received a B.A. in business administration from Franklin & Marshall College.

The Board affirmatively determined that Ms. McKenney is an independent director within the meaning of the New York Stock Exchange listing standards. In connection with her service on our Board of Directors, Ms. McKenney will receive the compensation payable under our compensation program for our non-employee directors.

Quest is a customer of the Company pursuant to which the Company provides certain services to Quest. The Company recorded approximately $1.5 million of revenue in fiscal 2023 and has recorded approximately $1.1 million of revenue in fiscal 2024 in connection with such commercial relationship. Ms. McKenney does not have any involvement with such commercial relationship other than as a result of serving on the Board of the Company and as a senior officer of Quest. In connection with Ms. McKenney’s appointment to the Board, the commercial relationship with Quest was approved by the Audit Committee pursuant to the Company’s Related Person Transaction Approval Policy.

There were no arrangements or understandings between Ms. McKenney and any other persons pursuant to which Ms. McKenney was selected as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: June 4, 2024	By:	/s/ Steven S. Sintros
Steven S. Sintros
President and Chief Executive Officer

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